Exhibit (e)(2)

FORM OF FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 30, 2021 by and among Parnassus Funds and Parnassus Income Funds (collectively the “Client”) and Parnassus Funds Distributor, LLC (the “Distributor”) is entered into as of _______ ___, 2022 (the “Effective Date”).

RECITALS

WHEREAS, the Client and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect additional Funds; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PARNASSUS FUNDS	PARNASSUS FUNDS DISTRIBUTOR, LLC

John V. Skidmore II, CCO/Secretary	Teresa Cowan, President

PARNASSUS INCOME FUNDS

John V. Skidmore II, CCO/Secretary

EXHIBIT A

Fund Names

As of December ___, 2022

PARNASSUS FUNDS

Parnassus Growth Equity Fund – Investor Shares

Parnassus Growth Equity Fund – Institutional Shares

Parnassus Mid Cap Growth Fund – Investor Shares

Parnassus Mid Cap Growth Fund – Institutional Shares

Parnassus Mid Cap Fund – Investor Shares

Parnassus Mid Cap Fund – Institutional Shares

Parnassus Endeavor Fund – Investor Shares

Parnassus Endeavor Fund – Institutional Shares

PARNASSUS INCOME FUNDS

Parnassus Core Equity Fund – Investor Shares

Parnassus Core Equity Fund – Institutional Shares

Parnassus Fixed Income Fund – Investor Shares

Parnassus Fixed Income Fund – Institutional Shares